Exhibit 4.2

SEE RESTRICTIVE LEGEND ON REVERSE SIDE

-00-	SPECIMEN	*Shares* Series I Convertible Preferred

GEOVAX LABS, INC.

Incorporated Under the Laws of the State of Delaware

Total Authorized 610,000,000

Authorized 600,000,000 shares of Common Stock, $.001 Par Value

Authorized 10,000,000 shares of Preferred Stock, $.01 Par Value

This Certifies That [NAME]                                                                                                                Is the

registered holder of  Written Number of Shares--------------------------------------------------------------------  Shares

                             of the Series I Convertible Preferred Stock of the above corporation, which are fully paid and non-assessable and transferable only on the books of the Corporation by the holder hereof in person or by

Attorney upon surrender of this Certificate property endorsed.

 In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

                        this ________ day                                                           of _____________  A.D. 20__

DAVID A. DODD, President	MARK W. REYNOLDS, Secretary